UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 22, 2021

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange

9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2021, the Members of Global GP LLC (the “Company”), the general partner of Global Partners LP (the “Partnership”), approved the appointment of Mr. Jaime Pereira to the Company’s Board of Directors (the “Board”), commencing October 25, 2021 and continuing through December 31, 2022. Mr. Pereira was also appointed to serve on the Board’s Audit Committee, Compensation Committee and Conflicts Committee. As of October 25, 2021, the Board determined that Mr. Pereira qualifies as “independent” under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

Mr. Pereira has over forty years of accounting and advisory experience working with a wide variety of domestic and international, public and private companies, including serving as a partner at international accounting firm Ernst & Young LLP (“EY”) for 20 years. At EY, Mr. Pereira was responsible for the Consumer Products practice in the Northeast Region and was the coordinating partner for the Partnership and other clients such as Dunkin Donuts and Au Bon Pain.  Mr. Pereira has been a member of the American Institute of Certified Public Accountants, and he currently serves on the Boards of Roche Bros. Supermarkets Co. and Civic Capital Group LLC. Mr. Pereira is a graduate of the University of Massachusetts Amherst and presently serves on the Business Advisory Council for the Isenberg School of Management.

Mr. Pereira will participate in the Company’s standard independent director compensation program. Pursuant to this program, Mr. Pereira will receive compensation in connection with his service on the Board and the Board’s Audit Committee, Compensation Committee and Conflicts Committee consistent with compensation received by the independent directors in 2021 as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 7.01.	Regulation FD Disclosure

On October 27, 2021, the Partnership issued a press release announcing the appointment of Mr. Pereira to the Board effective October 25, 2021. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit
99.1* 104 *	Global Partners LP Press Release dated October 27, 2021 Cover Page Interactive Data File (embedded within the Inline XBRL document) Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC
its general partner

Dated: October 27, 2021	By:	/s/ Sean T. Geary
Sean T. Geary
Acting General Counsel, Secretary and
Vice President – Mergers & Acquisitions